   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 1997
                                          REGISTRATION STATEMENT NO. 333-
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                    ------
                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                    ------
                            HEALTHDESK CORPORATION
            (Exact name of registrant as specified in its charter)

            California                                 7372                                  94-3165144
   (State or other jurisdiction             (Primary Standard Industrial                     (IRS Employer
of incorporation or organization)             Classification Code Number)                  Identification No.)

                          2560 Ninth Street, Suite 220
                           Berkeley, California 94710
                                 (510) 883-2160
          (Address, including Zip Code and telephone number, including
             Area Code, of Registrant's principal executive offices)

                                 PETER O'DONNELL
                               President and Chief
                                Executive Officer
                             HealthDesk Corporation
                          2560 Ninth Street, Suite 220
                           Berkeley, California 94710
                                 (510) 883-2160
            (Name, address, including Zip Code and telephone number,
                   including Area Code, of agent for service)
                                     ------

                                   Copies to:
           PETER M. ASTIZ, ESQ.                  ROBERT J. MITTMAN, ESQ.
       GRAY CARY WARE & FREIDENRICH,              TENZER GREENBLATT LLP
        A Professional Corporation                The Chrysler Building
            400 Hamilton Avenue                   405 Lexington Avenue
        Palo Alto, California 94301             New York, New York 10174
            Tel: (415) 328-6561                    Tel: (212) 885-5000
            Fax: (415) 327-3699                    Fax: (212) 885-5001
                                     ------

   Approximate date of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-14519

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                    ------

                       CALCULATION OF REGISTRATION FEE

=======================================================================================
 Title of Each Class                 Proposed Maximum Proposed Maximum   Amount of
of Securities to be    Amount to be   Offering Price     Aggregate      Registration
     Registered       Registered (1)  per Share (2)  Offering Price (2)     Fee
---------------------------------------------------------------------------------------
Common Stock             230,000          $5.00          $1,150,000      $348.48
---------------------------------------------------------------------------------------
Warrants  ..........     230,000          $ .10          $   23,000      $  6.97
---------------------------------------------------------------------------------------
Common Stock(3)  ...     230,000          $5.00          $1,150,000      $348.48
---------------------------------------------------------------------------------------
Total  ...............................................................   $703.93(4)
=======================================================================================


(1) Assumes the Underwriter's option to purchase up to 30,000 additional shares and/or 30,000 additional Warrants is exercised in full.

(2) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(a).

(3) Issuable upon exercise of the Warrants to be sold to the public hereunder, together with, pursuant to Rule 416, such indeterminent number of shares of Common Stock as may be issuable pursuant to anti-dilution provisions contained therein.

(4) Previously paid in connection with Registration Statement No. 333-14519.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The information in the Registration Statement filed by HealthDesk Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-14519) pursuant to Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on January 17, 1997.

                                          HEALTHDESK CORPORATION


                                          By /s/ Peter O'Donnell
                                             --------------------------------
                                              Peter O'Donnell, President

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                              Title                              Date
 ---------------------------   ------------------------------------------   --------------------
     /s/ Peter O'Donnell      President, Chief Executive Officer and Chairman   January 17, 1997
----------------------------  of the Board (Principal Executive Officer)
        Peter O'Donnell

  /s/ Timothy S. Yamauchi     Chief Financial Officer, Secretary and            January 17, 1997
----------------------------  Treasurer (Principal Financial and Accounting
      Timothy S. Yamauchi     Officer)

     /s/ John Pappajohn       Director                                          January 17, 1997
----------------------------
        John Pappajohn

     /s/ James A. Gordon      Director                                          January 17, 1997
----------------------------
        James A. Gordon

   /s/ Dr. Joseph Rudick      Director                                          January 17, 1997
----------------------------
       Dr. Joseph Rudick

     /s/ David Sengpiel       Director                                          January 17, 1997
----------------------------
        David Sengpiel
                              Director                                           January  , 1997

----------------------------
      Dr. Edward C. Geehr

                                EXHIBIT INDEX

            Description                                                                                       Page No.
            --------------------------------------------------------------------------------------        ------------
5.1*        Opinion and Consent of Gray Cary Ware & Freidenrich, a Professional Corporation, as to
            legality of securities being registered
23.1*       Consent of Independent Accountants
23.2*       Consent of Counsel contained in Exhibit 5.1


------
* Filed herewith.